                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              PRI AUTOMATION, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 MASSACHUSETTS                      0-24934                         04-2495703
--------------------------------------------------------------------------------

                                                                 (IRS EMPLOYER
(STATE OR OTHER             (COMMISSION FILE NUMBER)        IDENTIFICATION NO.)
JURISDICTION
  OF INCORPORATION)

805 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS                    01821-3986
--------------------------------------------------------------------------------
                                                                           (ZIP
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  CODE)

                                                  (978) 670-4270
REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE _____________________________

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                               ----------------

  The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated November 10, 1997, as set forth in the pages attached hereto:

ITEM 5. OTHER EVENTS.

  Item 5 is hereby amended to add the following paragraph immediately prior to the final paragraph of Item 5:

  PRI has scheduled a Special Meeting of Stockholders (the "Special Meeting") to take place on January 16, 1998 to, among other things, vote upon a proposal to approve the issuance of shares of PRI Common Stock in connection with the Merger and the Related Acquisitions. PRI expects that, on or before December 19, 1997, it will mail to its stockholders a notice of the Special Meeting and a proxy statement relating to the Special Meeting. PRI expects that the Merger and the Related Acquisitions will be consummated in January 1998.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a) Financial Statements of Business Acquired. The following combined financial statements of Equipe Technologies, Inc., E-Machine, Inc. and Equipe Japan Corporation (the "Equipe Combined Companies") are filed herewith:

    (1) Report of Ernst & Young LLP, independent auditors

    (2) Report of Mohler, Nixon & Williams, independent auditors

    (3) Combined Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)

    (4) Combined Statements of Income for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)

    (5) Combined Statements of Shareholders' Equity for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 (unaudited)

    (6) Combined Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)

    (7) Notes to Financial Statements

  (b) Pro Forma Combined Financial Statements. The following pro forma combined financial statements of PRI Automation, Inc. and the Equipe Combined Companies are filed herewith:

    (1) Introduction to Unaudited Pro Forma Combined Financial Statements

    (2) Unaudited Pro Forma Combined Balance Sheet at June 29, 1997

    (3) Unaudited Pro Forma Combined Statement of Operations for the nine months ended June 29, 1997

    (4) Unaudited Pro Forma Combined Statement of Operations for the nine months ended June 30, 1996

    (5) Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 1996

    (6) Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 1995

    (7) Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 1994

    (8) Notes to Unaudited Pro Forma Combined Financial Statements

  (c) Exhibits.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
 *10.18  Press Release dated October 27, 1997, entitled "PRI Automation to
         Acquire Equipe Technologies, Inc."
 *10.19  Agreement and Plan of Reorganization, dated as of October 25, 1997, among PRI Automation, Inc., E-Acquisition Corp., Equipe Technologies,
         Inc. and Certain Stockholders of Equipe Technologies, Inc.
 *10.20  Stock Purchase Agreement, dated as of October 25, 1997, among PRI
         Automation, Inc. and the Shareholders of E-Machine, Inc.
 *10.21  Stock Purchase Agreement, dated as of October 25, 1997, among PRI
         Automation, Inc. and the Shareholders of Equipe Japan Corporation
  23.1   Consent of Ernst & Young LLP, independent auditors
  23.2   Consent of Mohler, Nixon & Williams, independent auditors

--------
*   Previously filed.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Equipe Combined Companies

  We have audited the accompanying combined balance sheet of the Equipe Combined Companies as of December 31, 1996, and the related combined statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' managements. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the 1996 combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Equipe Combined Companies at December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

San Jose, California
November 19, 1997

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
and Shareholders of
Equipe Combined Companies

  We have audited the combined balance sheet of the Equipe Combined Companies as of December 31, 1995 and the related combined statements of income, shareholders' equity and cash flows for the two years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Equipe Combined Companies as of December 31, 1995 and the combined results of their operations, shareholders' equity and cash flows for the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Mohler, Nixon & Williams

                                          MOHLER, NIXON & WILLIAMS
                                          Accountancy Corporation

Campbell, California
November 7, 1997

                           EQUIPE COMBINED COMPANIES

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                    DECEMBER 31,
                                                    ------------- SEPTEMBER 30,
                                                     1995   1996      1997
                                                    ------ ------ -------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash............................................. $   17 $  182    $   276
  Accounts receivable, net of allowance for
   doubtful accounts of $90 in 1995, $200 in 1996,
   and $800 at September 30, 1997..................  5,543  4,620      9,505
  Inventories......................................  2,572  2,067      4,243
  Other current assets.............................     26     31         96
                                                    ------ ------    -------
Total current assets...............................  8,158  6,900     14,120
Property and equipment, net........................    327    813      1,397
  Other assets.....................................     --     44         49
                                                    ------ ------    -------
Total assets....................................... $8,485 $7,757    $15,566
                                                    ====== ======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit................................... $  365 $   --    $ 1,769
  Accounts payable.................................  1,408    949      3,298
  Accrued expenses.................................    400    580      1,940
  Accrued distributions to shareholders............  4,800  3,061         --
  Current portion of capital lease obligations.....     45     82        170
                                                    ------ ------    -------
Total current liabilities..........................  7,018  4,672      7,177
Convertible debt...................................     70     --         --
Long-term portion of capital lease obligation......     80     78        204
Shareholders' equity:
  Preferred stock..................................     --     --         --
  Common stock.....................................    150    686        686
  Retained earnings................................  1,167  2,321      7,499
                                                    ------ ------    -------
Total shareholders' equity.........................  1,317  3,007      8,185
                                                    ------ ------    -------
Total liabilities and shareholders' equity......... $8,485 $7,757    $15,566
                                                    ====== ======    =======

                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                         COMBINED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  NINE MONTHS
                                         YEARS ENDED DECEMBER        ENDED
                                                  31,            SEPTEMBER 30,
                                        ----------------------- ---------------
                                         1994    1995    1996    1996    1997
                                        ------- ------- ------- ------- -------
                                                                  (UNAUDITED)
Net revenues..........................  $11,186 $28,590 $35,066 $28,165 $36,818
Cost of revenues......................    6,927  13,482  16,482  13,174  19,084
                                        ------- ------- ------- ------- -------
  Gross profit........................    4,259  15,108  18,584  14,991  17,734
Operating expenses:
  Research and development............    1,768   1,558   2,399   1,688   3,868
  Selling, general, and
   administrative.....................    2,043   2,120   3,651   2,682   5,847
                                        ------- ------- ------- ------- -------
Operating income......................      448  11,430  12,534  10,621   8,019
Interest income.......................       --      --      --      --       4
Interest expense......................       14      20      50      38      20
                                        ------- ------- ------- ------- -------
Income before provision for income
 taxes................................      434  11,410  12,484  10,583   8,003
Provision for income taxes............      197     180     200     115     101
                                        ------- ------- ------- ------- -------
Net income............................  $   237 $11,230 $12,284 $10,468 $ 7,902
                                        ======= ======= ======= ======= =======
Pro forma primary net income per
 share................................  $  0.05 $  2.22 $  2.16 $  1.85 $  1.36
                                        ======= ======= ======= ======= =======
Shares used in computing pro forma
 primary net income per share.........    5,010   5,067   5,694   5,650   5,820
                                        ======= ======= ======= ======= =======
Pro forma fully diluted net income per
 share................................  $  0.04 $  2.06 $  2.16 $  1.85 $  1.36
                                        ======= ======= ======= ======= =======
Shares used in computing pro forma
 fully diluted net income per share...    5,386   5,443   5,694   5,650   5,820
                                        ======= ======= ======= ======= =======


                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                             EQUIPE       E-MACHINE   EQUIPE JAPAN
                          ------------- ------------- -------------
                          COMMON STOCK  COMMON STOCK  COMMON STOCK                TOTAL
                          ------------- ------------- ------------- RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHARES AMOUNT SHARES AMOUNT EARNINGS     EQUITY
                          ------ ------ ------ ------ ------ ------ --------  -------------
Balance at December 31,
 1993...................  5,000   $ 50    --      --    --      --  $    300    $    350
  Net income............     --     --    --      --    --      --       237         237
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at December 31,
 1994...................  5,000     50    --      --    --      --       537         587
  Net income............     --     --    --      --    --      --    11,230      11,230
  Issuance of shares in
   connection with
   incorporation of
   E-Machine............     --     --   750     100    --      --        --         100
  Distributions to
   shareholders.........     --     --    --      --    --      --   (10,600)    (10,600)
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at December 31,
 1995...................  5,000     50   750     100    --      --     1,167       1,317
  Conversion of Equipe
   convertible debt into
   Equipe common stock..    376     70    --      --    --      --        --          70
  Net income............     --     --    --      --    --      --    12,284      12,284
  Issuance of shares of
   E-Machine............     --     --    83      11    --      --        --          11
  Issuance of shares in
   connection with
   incorporation of
   Equipe Japan.........     --     --    --      --     1     455        --         455
  Distributions to
   shareholders.........     --     --    --      --    --      --   (11,130)    (11,130)
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at December 31,
 1996...................  5,376    120   833     111     1     455     2,321       3,007
  Net income
   (unaudited)..........     --     --    --      --    --      --     7,902       7,902
  Distributions to
   shareholders
   (unaudited)..........     --     --    --      --    --      --    (2,724)     (2,724)
                          -----   ----   ---    ----   ---    ----  --------    --------
Balance at September 30,
 1997 (unaudited).......  5,376   $120   833    $111     1    $455    $7,499      $8,185
                          =====   ====   ===    ====   ===    ====  ========    ========


                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               NINE MONTHS
                                                                  ENDED
                                 YEARS ENDED DECEMBER 31,     SEPTEMBER 30,
                                 --------------------------  -----------------
                                  1994     1995      1996      1996     1997
                                 -------  -------  --------  --------  -------
                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net income.....................  $   237  $11,230  $ 12,284  $ 10,468  $ 7,902
Adjustments to reconcile net
 income to net cash provided by
 (used in) operating
 activities:
 Depreciation and
  amortization.................       16       32       144        95      191
 Decrease (increase) in assets:
  Accounts receivable..........   (1,409)  (3,710)      923      (463)  (4,885)
  Inventories..................     (555)  (1,829)      505       494   (2,176)
  Other assets.................      201      (13)      (48)      (39)     (70)
 Increase (decrease) in
  liabilities:
  Accounts payable.............      446      737      (459)     (281)   2,349
  Accrued expenses.............       10      162       179       236    1,360
                                 -------  -------  --------  --------  -------
Net cash provided by (used in)
 operating activities..........   (1,054)   6,609    13,528    10,510    4,671
INVESTING ACTIVITIES
Acquisition of property and
 equipment.....................      (89)    (123)     (522)     (432)    (509)
                                 -------  -------  --------  --------  -------
Net cash used in investing
 activities....................      (89)    (123)     (522)     (432)    (509)
FINANCING ACTIVITIES
Net proceeds from (repayments
 of) line of credit............    1,113     (749)     (365)      535    1,769
Repayment of capital lease
 obligations...................       --      (20)      (73)      (53)     (52)
Proceeds received from
 issuances of common stock.....       --      100       466       466       --
Distributions to shareholders..       --   (5,800)  (12,869)  (10,643)  (5,785)
                                 -------  -------  --------  --------  -------
Net cash provided by (used in)
 financing activities..........    1,113   (6,469)  (12,841)   (9,695)  (4,068)
                                 -------  -------  --------  --------  -------
Net increase (decrease) in cash
 and cash equivalents..........      (30)      17       165       383       94
Cash and cash equivalents at
 beginning of period...........       30       --        17        17      182
                                 -------  -------  --------  --------  -------
Cash and cash equivalents at
 end of period.................  $    --  $    17  $    182  $    400  $   276
                                 =======  =======  ========  ========  =======
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION
 Interest paid.................  $    14  $    26  $     45  $     25  $    --
 Income taxes paid.............  $   234  $   151  $    261  $    113  $    97
SUPPLEMENTAL DISCLOSURE OF NON-
 CASH FINANCING ACTIVITIES
 Conversion of convertible debt
  to common stock..............  $    --  $    --  $     70  $     70  $    --
 Property and equipment
  acquired under capital
  leases.......................  $    --  $   146  $    108  $    108  $   266

                            See accompanying notes.

                           EQUIPE COMBINED COMPANIES

                         NOTES TO FINANCIAL STATEMENTS

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements include the assets and liabilities, results of operations and changes in cash flows of Equipe Technologies, Inc. (Equipe), E-Machine, Inc. (E-Machine), and Equipe Japan Corporation (Equipe Japan) (collectively "the Equipe Combined Companies" or "the Combined Companies"). The majority stockholders of Equipe control the management of E-Machine and Equipe Japan. PRI Automation, Inc. (PRI) will acquire these entities in transactions to be accounted for as poolings of interests. As a result of the common management of these three entities and the conditional nature of PRI's acquisitions of these three companies on each other, the financial statements of the three entities have been combined. All significant intercompany balances and transactions have been eliminated.

  Effective January 1, 1995, Equipe changed its legal status from a C Corporation to a Subchapter S Corporation for federal income tax purposes. Prior to 1995, all amounts paid to the shareholders were treated as salary and included in the appropriate expense category on the combined statements of income.

 Interim Financial Information

  The combined financial information at September 30, 1997 and for the nine months ended September 30, 1996 and 1997 is unaudited but, in the opinion of management, has been prepared on the same basis as the annual combined financial statements and includes all adjustments (consisting only of normal recurring adjustments) that the Combined Companies consider necessary for a fair presentation of the combined financial position at such dates and the combined operating results and cash flows for those periods. Results for the interim period are not necessarily indicative of the results to be expected for the entire year.

 Description of Business

  Equipe was incorporated in California in October 1990 to design and manufacture automation systems used primarily in semiconductor manufacturing and flat panel display processing equipment. Equipe sells directly to semiconductor equipment manufacturers in the United States, Europe, and Asia.

  E-Machine was incorporated in California in May 1995 to produce certain component materials for sale primarily to Equipe.

  Equipe Japan was incorporated in Japan in June 1996 to market, sell and service Equipe's products in Japan.

 Inventories

  Inventories are stated at the lower of cost or market and are accounted for on an average cost basis.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over an estimated useful life of three to five years. The amortization of assets recorded under capital leases is included in depreciation and amortization expense.

 Revenue Recognition

  Revenue is generally recognized at the time of shipment. Related product warranty costs are accrued at the time of shipment based on warranty costs expected to be incurred.

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)


 Advertising Expenses

  The Combined Companies expense advertising costs in the period in which they are incurred. Advertising expenses for 1994, 1995, and 1996 were insignificant.

 Income Taxes

  The provision for income taxes is based on income reported in the financial statements. Equipe and E-Machine have elected to be treated as S Corporations under the provisions of the Internal Revenue Code, and as such, all items of income and expense are taxed directly to their shareholders. However, Equipe and E-Machine are subject to California franchise tax based on 1.5% of taxable income. Equipe Japan is treated as a KK Corporation under Japanese tax law. If the acquisitions referred to under Basis of Presentation are consummated, Equipe's and E-Machine's income tax status would convert from an S corporation to a C corporation and their incomes would be taxable at the corporate level.

 Pro Forma Net Income per Share

  Pro forma net income per share is computed using the weighted average number of shares of common stock outstanding and dilutive common equivalent shares from stock options using the treasury stock method. Pro forma fully diluted net income per share includes the assumed conversion of all of the outstanding convertible debt. Shares used in computing pro forma primary and fully diluted net income per share reflect the conversion of E-Machine and Equipe Japan shares into equivalent Equipe common shares based on the exchange ratios indicated in the agreement between PRI and each of Equipe, E-Machine, and Equipe Japan.

  The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS 128). FAS 128 replaces primary earnings per share ("EPS") with basic EPS, which excludes dilutive common stock equivalent shares, and requires presentation of both basic and diluted EPS on the face of the statements of income. Diluted EPS is computed similarly to the current fully diluted EPS. FAS 128 is effective for financial statements issued for periods ending after December 15, 1997, and requires restatement of all prior period EPS data presented. The computed basic net income per share is not materially different from the net income per share as reported for the nine month periods ended September 30, 1996 and 1997, respectively. The computed diluted net income per share is not expected to differ materially from fully diluted earnings per share.

 Concentration of Credit Risk

  The Combined Companies sell their products primarily to semiconductor equipment manufacturers. The Combined Companies perform ongoing credit evaluations of their customers and generally do not require collateral. The Combined Companies maintain reserves for potential credit losses. To date, such losses have been within management's expectations.

 Major Customers

  In 1994, four customers accounted for 17%, 12%, 11%, and 10%, respectively, of the Combined Companies' net revenues. In 1995, two customers accounted for 15% and 12%, respectively, of the Combined Companies' net revenues. In 1996, no customer accounted for more than 10% of the Combined Companies' net revenues.

 Stock-Based Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). The Combined Companies

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

adopted FAS 123 in 1996. The Combined Companies account for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and have adopted the "disclosure only" alternative described in FAS 123.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

 Reclassifications

  Certain reclassifications have been made to the 1994 and 1995 combined financial statements to conform to the fiscal 1996 presentation.

2. INVENTORIES

  Inventories consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
      Raw materials................................. $2,072 $1,430    $2,659
      Work-in-process...............................    150    312       957
      Finished goods................................    350    325       627
                                                     ------ ------    ------
                                                     $2,572 $2,067    $4,243
                                                     ====== ======    ======

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31 (in thousands):

                                                                     1995 1996
                                                                     ---- -----
      Machinery and equipment....................................... $221 $ 515
      Furniture and fixtures........................................   57   126
      Computer equipment............................................  126   381
                                                                     ---- -----
                                                                      404 1,022
      Less accumulated depreciation.................................   77   209
                                                                     ---- -----
                                                                     $327 $ 813
                                                                     ==== =====

4. FINANCING ARRANGEMENTS

 Line of Credit

  At December 31, 1996, Equipe had a revolving line of credit agreement with a bank that allowed for borrowings up to $2,000,000. The agreement (i) provided for borrowings of 75% of eligible accounts receivable at the bank's prime interest rate plus 1.0%, (ii) required that Equipe comply with certain defined loan covenants and (iii) provided that outstanding amounts would be secured by all of Equipe's assets. At December 31, 1996,

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

Equipe was not in compliance with certain of the required covenants. A waiver of compliance with these covenants has been obtained from the bank through September 30, 1997. At December 31, 1996, the line of credit was personally guaranteed by certain shareholders of Equipe. In November 1997, these personal guarantees were released by the bank. No amount was due on the line of credit at December 31, 1996. On January 14, 1997, the line of credit was renewed to allow borrowings up to $3,000,000. No changes were made to either the covenants or assets secured under the new line of credit agreement.

 Convertible Debt

  During 1996, $70,000 of Equipe convertible debt outstanding, all of which was held by shareholders and related parties, was converted into 376,344 shares of Equipe's common stock.

 Capital Lease Obligations

  E-Machine currently holds certain property and equipment under capital leases. The obligations under capital leases represent the present value of future minimum lease payments and are secured by certain of the assets of E-Machine. Assets capitalized under leases totaled $146,000 and $254,000 as of December 31, 1995 and 1996, respectively. Accumulated amortization of these assets was $24,000 and $97,000 as of December 31, 1995 and 1996, respectively.

  Future minimum lease payments under capital lease obligations at December 31, 1996 are as follows (in thousands):

      1997................................................................ $ 96
      1998................................................................   70
      1999................................................................   10
                                                                           ----
      Total minimum lease payments........................................  176
      Less: imputed interest..............................................   16
                                                                           ----
      Present value of minimum lease payments............................. $160
                                                                           ====

5. SHAREHOLDERS' EQUITY

 Common and Preferred Stock

  Equipe is authorized to issue 10,000,000 shares of common stock and 1,000,000 shares of preferred stock. Each series of stock is entitled to certain rights, preferences, privileges, and restrictions as defined in the Articles of Incorporation. At present, no preferred shares have been issued and, as a consequence, the common stock has all of the voting authority.

  E-Machine is authorized to issue 1,000,000 shares of common stock (56,814 equivalent Equipe common shares). At December 31, 1996, E-Machine had 833,333 shares outstanding (47,345 equivalent Equipe common shares). Equipe Japan is authorized to issue 4,000 shares of common stock (1,262,540 equivalent Equipe common shares). At December 31, 1996, Equipe Japan has 1,000 shares outstanding (315,635 equivalent Equipe common shares). The equivalent Equipe common shares were determined based on the exchange ratios indicated in the agreements between PRI and each of Equipe, E-Machine, and Equipe Japan.

  The Combined Companies have a stock purchase agreement with each shareholder that stipulates the conditions under which stock can be transferred or repurchased by the issuer and the limitations of transfers in the event of termination of employment of the shareholder.

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)


 Stock Options

  Equipe has granted stock options to certain key employees. A summary of Equipe's stock option activity and related information for the three years ended December 31, 1996 follows:

                                                         NUMBER OF   EXERCISE
                                                          SHARES    PRICE PER
                                                         (OPTIONS)    SHARE
                                                         --------- ------------
      Balance at December 31, 1993......................   50,000     $1.00
        Granted.........................................   10,000      1.50
                                                          -------  ------------
      Balance at December 31, 1994......................   60,000   1.00-1.50
        Granted.........................................   60,500   5.00-13.00
                                                          -------  ------------
      Balance at December 31, 1995......................  120,500   1.00-13.00
        Granted.........................................   50,000     15.00
                                                          -------  ------------
      Balance at December 31, 1996......................  170,500  $1.00-$15.00
                                                          =======  ============

  The options above cliff-vest at the end of three- to five-year periods. Accordingly, no stock options have vested or are exercisable as of December 31, 1996.

  The following table summarizes information about stock options outstanding at December 31, 1996:

                                                      OUTSTANDING OPTIONS
                                                  ----------------------------
                                                           WEIGHTED
                                                            AVERAGE   WEIGHTED
                                                  NUMBER   REMAINING  AVERAGE
                                                    OF    CONTRACTUAL EXERCISE
      RANGE OF EXERCISE PRICES                    SHARES     LIFE      PRICE
      ------------------------                    ------- ----------- --------
      $1.00--$5.00...............................  72,500    7.00      $ 1.76
      $6.00--$10.00..............................  30,000    8.75       10.00
      $11.00--$15.00.............................  68,000    9.33       14.47
                                                  -------    ----      ------
                                                  170,500    8.25      $ 8.28
                                                  =======    ====      ======

 Stock-Based Compensation

  As permitted under FAS 123, the Combined Companies have elected to follow APB 25 in accounting for stock-based awards to employees. Under APB 25, the Combined Companies generally recognize no compensation expense with respect to such awards.

  Pro forma information regarding net income and earnings per share is required by FAS 123 for awards granted after December 31, 1994 as if the Combined Companies had accounted for their stock-based awards to employees under the fair value method of FAS 123. The fair value of the Combined Companies' stock-based awards to employees was estimated using the minimum value option pricing model. The minimum value option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including the expected volatility of the Combined Companies' stock price. Because the Combined Companies' stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in subjective assumptions can materially affect the fair value estimate, in

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees.

  The fair value of the Combined Companies' stock-based awards to employees was estimated using the following assumptions:

                                                                     1995  1996
                                                                     ----  ----
      Expected dividend yield.......................................   0%    0%
      Expected stock price volatility...............................   0%    0%
      Risk-free interest rate.......................................   6%    6%
      Expected life (years)......................................... 4.0   4.0

  For pro forma purposes, the estimated fair value of the Combined Companies' stock-based awards to employees is amortized over the options' vesting period. The Combined Companies' pro forma information follows (in thousands, except per share amounts):

                                                                1995     1996
                                                               ------- --------
      Net income--as reported................................. $11,230 $ 12,284
      Net income--pro forma................................... $11,217 $ 12,242
      Net income per share--as reported....................... $  2.22 $   2.16
      Net income per share--pro forma......................... $  2.21 $   2.15

  Because compensation expense is recognized over the vesting period of the option, which is typically three to five years, and pro forma disclosure is only required commencing with 1995, the initial impact on pro forma net income may not be representative of pro forma compensation expense in future years. Stock options granted prior to January 1, 1995 are specifically excluded from the determination of pro forma net income.

  The weighted average fair value of options granted during the years ended December 31, 1995 and 1996 were $2.10 and $3.20, respectively.

6. COMMITMENTS

  The aggregate minimum annual lease commitments as of December 31, 1996 under operating leases are as follows (in thousands):

                                                                       OPERATING
                                                                        LEASES
                                                                       ---------
      1997............................................................   $286
      1998............................................................    207
      1999............................................................     47
      2000............................................................      2
                                                                         ----
                                                                         $542
                                                                         ====

  Equipe's facility leases expire in July 1998. E-Machine's facility lease expires in March 1999. Equipe Japan's facility leases expire in April and October 1999 and January 2000. The agreements require the Equipe Combined Companies to pay property and use taxes, insurance and repairs. Total rent expense for 1994, 1995, and 1996 was approximately $59,000, $168,000 and $233,000, respectively.

                           EQUIPE COMBINED COMPANIES

     (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS
                                  UNAUDITED)

7. ROYALTY AND LICENSING AGREEMENTS

  Effective December 23, 1994, Equipe signed a nonexclusive patent license agreement that required Equipe to pay a one-time licensing fee of $11,875 and requires Equipe to pay $625 for each unit sold using the patented technologies. This agreement ends at the expiration of the patents in 2006 or as defined in the agreement.

8. SEGMENT INFORMATION

  The Combined Companies conduct their business primarily within one industry segment. Revenues from export sales, primarily to Europe and the Far East, represented 17%, 8%, and 11% of net revenues in 1994, 1995 and 1996, respectively.

9. SUBSEQUENT EVENT

  On October 25, 1997, PRI entered into agreements whereby PRI would issue 4,088,020 shares, 36,000 shares, and 240,000 shares of its common stock in exchange for all of the outstanding common stock and stock options of Equipe, E-Machine, and Equipe Japan, respectively, in transactions to be accounted for as poolings of interests. The transactions are subject to customary conditions, including the approval of PRI's shareholders, and are expected to close during the first quarter of 1998.

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements assume a business combination between PRI Automation, Inc. ("PRI") and Equipe Technologies, Inc., Equipe Japan Corporation and E-Machine, Inc. (collectively, the "Equipe Combined Companies" or "Equipe") accounted for on a pooling-of-interests basis and are based on the respective historical audited and unaudited consolidated or combined financial statements of PRI and the Equipe Combined Companies. The unaudited pro forma combined balance sheet gives effect to the Merger and the Related Acquisitions as if they had occurred on June 29, 1997, combining the unaudited balance sheets of PRI and the Equipe Combined Companies at June 29, 1997 and September 30, 1997, respectively. The unaudited pro forma combined statements of operations give effect to the Merger and the Related Acquisitions as if they had occurred on October 1, 1993, combining PRI's historical results for the nine months ended June 29, 1997 and June 30, 1996 and the years ended September 30, 1996, 1995 and 1994 with the Equipe Combined Companies' results for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995, and 1994, respectively.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger and the Related Acquisitions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

  These unaudited pro forma combined financial statements are based on, and should be read in conjunction with, the historical combined financial statements and the related notes thereto of the Equipe Combined Companies included elsewhere in this Form 8-K and the historical consolidated financial statements and the related notes thereto of PRI previously filed with the Securities and Exchange Commission.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                AT JUNE 29, 1997

                                  HISTORICAL
                               ----------------
                                                 PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE  ADJUSTMENTS   REF.   COMBINED
                               -------- ------- ----------- -------- ---------
                                               (IN THOUSANDS)
ASSETS:
Current assets:
  Cash and cash equivalents... $ 32,862 $   276      --              $ 33,138
  Marketable securities.......    1,420      --      --                 1,420
  Accounts receivable, net....   40,461   9,505      --                49,966
  Contracts in progress.......   23,934      --      --                23,934
  Inventories.................   28,205   4,243      --                32,448
  Other current assets........    2,674      96      --                 2,770
                               -------- -------   ------             --------
    Total current assets......  129,556  14,120      --               143,676
Property and equipment, net...   10,516   1,397      --                11,913
Marketable securities.........    1,853      --      --                 1,853
Other assets..................    2,757      49      --                 2,806
                               -------- -------   ------             --------
    Total assets.............. $144,682 $15,566   $  --              $160,248
                               ======== =======   ======             ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Current liabilities:
  Note payable and line of
   credit..................... $     -- $ 1,769      --              $  1,769
  Accounts payable............   17,157   3,298      --                20,455
  Accrued expenses............    9,154   1,940    6,000      (7)      18,354
                                                   1,260      (8)
  Current portion of capital
   lease obligations..........       --     170                           170
  Customer deposits...........      459      --      --                   459
  Other current liabilities...    4,334      --      --                 4,334
                               -------- -------   ------             --------
    Total current
     liabilities..............   31,104   7,177    7,260               45,541
Long-term portion of capital
 lease obligations............       --     204      --                   204
                               -------- -------   ------             --------
    Total liabilities.........   31,104   7,381    7,260               45,745
Stockholders' equity:
  Common stock................      150     686     (642)                 194
  Additional paid-in capital..   76,159     --       642      (3)      83,280
                                                   6,479      (9)
  Retained earnings...........   37,269   7,499   (6,479)     (9)      31,029
                                                  (1,260)     (8)
                                                  (6,000)     (7)
                               -------- -------   ------             --------
    Total stockholders'
     equity...................  113,578   8,185   (7,260)             114,503
                               -------- -------   ------             --------
    Total liabilities and
     stockholders' equity..... $144,682 $15,566   $  --              $160,248
                               ======== =======   ======             ========

    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 29, 1997

                                  HISTORICAL
                               ----------------
                                                  PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               -------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue..................  $122,826 $36,818         --            $159,644
Cost of revenue..............    69,549  19,084         --              88,633
                               -------- -------    -------            --------
  Gross profit...............    53,277  17,734         --              71,011
Operating expenses:
  Research and development...    17,492   3,868         --              21,360
  Selling, general and
   administrative............    17,985   5,847         --              23,832
                               -------- -------    -------            --------
    Total operating
     expenses................    35,477   9,715         --              45,192
Operating profit.............    17,800   8,019         --              25,819
Other income (expense), net..       840     (16)        --                 824
                               -------- -------    -------            --------
Income before income tax
 provision...................    18,640   8,003         --              26,643
Income tax provision.........     6,338     101      3,060        (5)    9,499
                               -------- -------    -------            --------
Net income...................  $ 12,302 $ 7,902    $(3,060)           $ 17,144
                               ======== =======    =======            ========
Net income per common share:
  Assuming full dilution.....  $   0.78 $  1.36         --   (3), (4) $   0.85
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution.....    15,689   5,820     (1,395)  (3), (4)   20,114



    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 30, 1996

                                 HISTORICAL
                               ---------------
                                                 PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI   EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               ------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue................... $76,677 $28,165         --            $104,842
Cost of revenue...............  39,422  13,174         --              52,596
                               ------- -------    -------            --------
Gross profit..................  37,255  14,991         --              52,246
Operating expenses:
  Research and development....  12,236   1,688         --              13,924
  Selling, general and
   administrative.............  11,967   2,682         --              14,649
                               ------- -------    -------            --------
    Total operating expenses..  24,203   4,370         --              28,573
Operating profit..............  13,052  10,621         --              23,673
Other income (expense), net...   1,648     (38)        --               1,610
                               ------- -------    -------            --------
Income before income tax
 provision....................  14,700  10,583         --              25,283
Income tax provision .........   4,686     115      4,065        (5)    8,866
                               ------- -------    -------            --------
Net income.................... $10,014 $10,468    $(4,065)           $ 16,417
                               ======= =======    =======            ========
Net income per common share:
  Assuming full dilution...... $  0.66 $  1.85         --   (3), (4) $   0.84
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution......  15,196   5,650     (1,354)  (3), (4)   19,492


    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1996

                                  HISTORICAL
                               ----------------
                                                  PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               -------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue..................  $110,684 $35,066         --            $145,750
Cost of revenue..............    58,320  16,482         --              74,802
                               -------- -------    -------            --------
Gross profit.................    52,364  18,584         --              70,948
Operating expenses:
  Research and development...    17,089   2,399         --              19,488
  Selling, general and
   administrative............    17,072   3,651         --              20,723
                               -------- -------    -------            --------
    Total operating
     expenses................    34,161   6,050         --              40,211
Operating profit.............    18,203  12,534         --              30,737
Other income (expense), net..     2,128     (50)        --               2,078
                               -------- -------    -------            --------
Income before income tax
 provision...................    20,331  12,484         --              32,815
Income tax provision.........     6,600     200      4,731        (5)   11,531
                               -------- -------    -------            --------
Net income...................  $ 13,731 $12,284    $(4,731)           $ 21,284
                               ======== =======    =======            ========
Net income per common share:
  Assuming full dilution.....  $   0.90 $  2.16         --   (3), (4) $   1.09
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution.....    15,210   5,694     (1,364)  (3), (4)   19,540


    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1995

                                 HISTORICAL
                               ---------------
                                                 PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI   EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               ------- -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue................... $64,042 $28,590         --             $92,632
Cost of revenue...............  33,357  13,482         --              46,839
                               ------- -------    -------             -------
Gross profit..................  30,685  15,108         --              45,793
Operating expenses:
  Research and development....  10,407   1,558         --              11,965
  Selling, general and
   administrative.............  10,045   2,120         --              12,165
                               ------- -------    -------             -------
    Total operating expenses..  20,452   3,678         --              24,130
Operating profit..............  10,233  11,430         --              21,663
Other income (expense), net...   1,021     (20)        --               1,001
                               ------- -------    -------             -------
Income before income tax
 provision....................  11,254  11,410         --              22,664
Income tax provision..........   3,695     180      4,327        (5)    8,202
                               ------- -------    -------             -------
Net income.................... $ 7,559 $11,230    $(4,327)            $14,462
                               ======= =======    =======             =======
Net income per common share:
  Assuming full dilution...... $  0.58 $  2.06         --   (3), (4)  $  0.84
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution......  13,004   5,443     (1,304)  (3), (4)   17,143


    See the accompanying notes to the unaudited pro forma combined financial statements.

             PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1994

                                 HISTORICAL
                               ----------------
                                                  PRO FORMA  FOOTNOTE PRO FORMA
                                 PRI    EQUIPE   ADJUSTMENTS   REF.   COMBINED
                               -------  -------  ----------- -------- ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue..................  $36,293  $11,186        --              $47,479
Cost of revenue..............   20,022    6,927        --               26,949
                               -------  -------    ------              -------
Gross profit.................   16,271    4,259        --               20,530
Operating expenses:
  Research and development...    6,973    1,768        --                8,741
  Selling, general and
   administrative............    4,980    2,043        --                7,023
                               -------  -------    ------              -------
    Total operating
     expenses................   11,953    3,811        --               15,764
Operating profit.............    4,318      448        --                4,766
Other income (expense), net..     (286)     (14)       --                 (300)
                               -------  -------    ------              -------
Income before income tax
 provision...................    4,032      434        --                4,466
Income tax provision.........    1,210      197        --                1,407
                               -------  -------    ------              -------
Net income...................  $ 2,822  $   237    $                   $ 3,059
                               =======  =======    ======              =======
Net income per common share:
  Assuming full dilution.....  $  0.35  $  0.04        --    (3), (4)  $  0.25
Weighted average number of
 common and common equivalent
 shares outstanding:
  Assuming full dilution.....    7,978    5,386    (1,291)   (3), (4)   12,073


    See the accompanying notes to the unaudited pro forma combined financial statements.

            PRI AUTOMATION, INC. AND THE EQUIPE COMBINED COMPANIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. The unaudited pro forma combined financial statements of PRI and the Equipe Combined Companies give retroactive effect to the Merger and the Related Acquisitions, which are being accounted for as poolings of interests and, as a result, such statements are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma combined financial statements reflect the issuance of 0.760372 (Exchange Ratio) of a share of PRI Common Stock for each share of Equipe Common Stock to effect the Merger and the Related Acquisitions.

2. The unaudited pro forma combined financial data combine financial data of PRI for the nine months ended June 29, 1997 and June 30, 1996 and the years ended September 30, 1996, 1995 and 1994 with financial data of the Equipe Combined Companies for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

3. For purposes of the unaudited pro forma combined financial statements, the pro forma combined net income per share amounts are based on the combined weighted average number of shares of PRI Common Stock and Equipe Common Stock outstanding for each period, based upon an effective exchange ratio of 0.760372 shares of PRI Common Stock for each share of Equipe Common Stock. The unaudited pro forma combined balance sheet reflects the issuance of 4,364,020 shares of PRI Common Stock ($0.01 par value) in exchange for all of the outstanding capital stock of the Equipe Combined Companies as of October 25, 1997. The pro forma adjustments were calculated as follows:

       Issuance of PRI Common Stock..................................... $  44
       Elimination of Equipe Common Stock...............................  (686)
                                                                         -----
           Total Adjustment............................................. $(642)

   Net income per share is reported for all periods on a fully diluted basis. Primary net income per share is not significantly different from net income per share on a fully diluted basis. Shares used in computing fully diluted net income per share for the Equipe Combined Companies reflect, on a pro forma basis, the conversion of E-Machine and Equipe Japan shares into equivalent Equipe Common Stock based on the exchange ratios indicated in the respective acquisition agreements between PRI and each of Equipe, E-Machine and Equipe Japan.

4. The Board of Directors of PRI approved a two-for-one split of the PRI Common Stock effective May 2, 1997. All per share amounts and shares used in calculations of net income per common share have been restated to reflect the retroactive effect of the stock split.

5. Equipe and E-Machine were treated as S corporations for income tax purposes for periods subsequent to December 31, 1994 and, as such, income is taxed at the shareholder level. As a result of the proposed Merger and Related Acquisitions, the tax status of both Equipe and E-Machine will change from subchapter S corporations to C corporations. The results of the Equipe Combined Companies have been adjusted to provide for income taxes as if Equipe and E-Machine were treated as C corporations for all periods presented as a result of the proposed Merger and Related Acquisitions.

6. The unaudited pro forma combined financial statements do not include adjustments to conform the accounting policies of Equipe to those followed by PRI. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be material.

7. The acquisition expenses to be incurred by PRI and the Equipe Combined Companies are estimated to be approximately $6,000,000. These expenses will be charged against net income in the period in which the merger is completed. Accordingly, the effects of these expenses have not been reflected in these unaudited pro forma combined statements of operations. The effects of these estimated expenses have been accrued in the unaudited pro forma combined balance sheet.

8. Under the terms of the Merger Agreement, Equipe and E-Machine may make distributions to stockholders solely to enable the stockholders to meet their federal and state tax obligations with respect to income of the two companies that is attributable to the stockholders for the nine months ended September 30, 1997. An amount of $1,260,000 has been accrued as a distribution payable to stockholders of Equipe and E-Machine to recognize the remaining portion of earnings through September 30, 1997 that would be distributable to stockholders under the terms of the Merger Agreement.

9. The undistributed earnings of Equipe and E-Machine as of the date of the Merger and the Related Acquisitions will be reclassified to additional paid-in capital. The amount reclassified from retained earnings to additional paid-in capital is $6,479,000.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRI AUTOMATION, INC.

                                              /s/ Stephen D. Allison
Date: December 12, 1997                   By: _________________________________
                                             Stephen D. Allison
                                             Chief Financial Officer

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
 *10.18  Press Release dated October 27, 1997, entitled "PRI Automation to
         Acquire Equipe Technologies, Inc."
 *10.19  Agreement and Plan of Reorganization, dated as of October 25, 1997, among PRI Automation, Inc., E-Acquisition Corp., Equipe Technologies,
         Inc. and Certain Stockholders of Equipe Technologies, Inc.
 *10.20  Stock Purchase Agreement, dated as of October 25, 1997, among PRI
         Automation, Inc. and the Shareholders of E-Machine, Inc.
 *10.21  Stock Purchase Agreement, dated as of October 25, 1997, among PRI
         Automation, Inc. and the Shareholders of Equipe Japan Corporation
  23.1   Consent of Ernst & Young LLP, independent auditors
  23.2   Consent of Mohler, Nixon & Williams, independent auditors

--------
*   Previously filed.